Exhibit 10.5

PROMISSORY NOTE

$150,000.00	October 23, 2020

FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, the undersigned (“Borrower”), hereby promises to pay to the order of Adit EdTech Sponsor, LLC (“Lender”), upon the earlier occurrence of (a) ON DEMAND after the occurrence of an Event of Default (as defined herein), (b) the date on which Borrower consummates an initial public offering of its securities (“IPO”), (c) the date on which Borrower determines to not proceed with such IPO, and (d) June 30, 2021 (the “Maturity Date”), the sum of One Hundred Fifty Thousand Dollars ($150,000) or the aggregate outstanding principal amount advanced by Lender to Borrower from time to time, whichever is less, upon the following terms provided in this Promissory Note (this “Promissory Note”):

1. Interest Rate. No interest shall accrue on the unpaid principal balance of this Promissory Note.

2. Borrowings. Borrower may borrow, repay and re-borrow, and, upon the request of Borrower, Lender shall advance and re-advance under this Promissory Note from time to time until the Maturity Date (each an “Advance” and together the “Advances”). The Lender’s obligation to make Advances under this Promissory Note shall terminate upon (i) the occurrence of a default or an Event of Default hereunder, or (ii) Lender’s decision, made in its sole discretion, to terminate further Advances under this Promissory Note. Lender shall set forth on Schedule A attached to this Promissory Note the date and original principal amount of each Advance and the date and amount of each payment to be applied to the aggregate outstanding principal amount of this Promissory Note. The outstanding principal amount set forth on Schedule A shall be presumptive evidence of the outstanding principal amount of this Promissory Note and of all Advances. No failure by the Lender to make, and no error by the Lender in making, any annotation on Schedule A shall affect Borrower’s obligation to pay the principal of each Advance, or any other obligation of Borrower to Lender pursuant to this Promissory Note. For avoidance of doubt, Borrower hereby acknowledges that any Advance listed on Schedule A that was made prior to the date of this Promissory Note shall be deemed to be an Advance made under this Promissory Note and shall be subject to the terms and conditions of this Promissory Note. The outstanding principal amount of this Promissory Note may be prepaid in whole or in part at any time and from time to time prior to the maturity hereof without any penalty.

3. Events of Default. Each of the following shall constitute an “Event of Default”:

(a) Failure to Make Required Payments. Failure by Borrower to pay the outstanding amount under each Advance within five (5) business days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Borrower of a voluntary case under the federal bankruptcy code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Borrower generally to pay its debts as such debts become due, or the taking of corporate action by Borrower in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Borrower in an involuntary case under the federal bankruptcy code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

4. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 3(a), Lender may, by written notice to Borrower, declare this Promissory Note to be due and payable, whereupon the principal amount of this Promissory Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 3(b) and 3(c), the unpaid principal balance of, and all other sums payable with regard to, this Promissory Note shall automatically and immediately become due and payable, in all cases without any action on the part of Lender.

5. Waivers. Borrower and all endorsers and guarantors of, and sureties for, this Promissory Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Promissory Note, all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Promissory Note, and all benefits that might accrue to Borrower by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Borrower agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Lender.

6. Unconditional Liability. Borrower hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Promissory Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Promissory Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

7. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section 7:

If to Borrower:

Adit EdTech Acquisition Corp.

1345 Avenue of the Americas, 33rd Floor

New York, New York 1015

Attention: David L. Shrier, Chief Executive Officer

If to Lender:

Adit EdTech Sponsor, LLC

1345 Avenue of the Americas, 33rd Floor

New York, New York 1015

Attention: Eric Munson, Chairman of the Board

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (v) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

8. Governing Law. This Promissory Note and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of law principles that would result in the application of any law other than the laws of the State of New York.

9. Severability. Any provision contained in this Promissory Note, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Promissory Note to be duly executed the day and year first above written.

ADIT EDTECH ACQUISITION CORP.

BY:	/s/ David L. Shrier
Name: David L. Shrier
Title: President and Chief Executive Officer

[Signature Page to Promissory Note]

SCHEDULE A

Date	Amount Advanced	Amount Repaid